                                                                      EX. - 99.1



                          AUDITED FINANCIAL STATEMENTS
                               OF VALENCE FOR THE
                       TEN MONTHS ENDED JANUARY 31, 1998
                     AND FOR THE YEAR ENDED MARCH 31, 1997,
                  AND THE RELATED INDEPENDENT AUDITORS' REPORT







                      INDEX TO AUDITED FINANCIAL STATEMENTS


                                                                                            PAGE
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS OF
  VALENCE TECHNOLOGY, INC.:

Independent auditors' report.................................................................F-2

Consolidated statements of operations and deficit for the ten months ended
  January 31, 1998 and the year ended March 31, 1997.........................................F-3

Consolidated balance sheets at January 31, 1998
  and March 31, 1997.........................................................................F-4

Consolidated statements of cash flows for the ten months ended
  January 31, 1998 and the year ended March 31, 1997.........................................F-5

Notes to the consolidated financial statements...............................................F-6

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Valence Technology Inc.

We have audited the accompanying consolidated balance sheets of Valence Technology Inc. and its subsidiaries as of January 31, 1998 and March 31, 1997 and the related consolidated statements of operations and cash flows for the ten months ended January 31, 1998 and for year ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Hong Kong which do not differ in any material respect from those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Valence Technology Inc. and its subsidiaries at January 31, 1998 and March 31, 1997, and the results of their operations and their cash flows for the ten months ended January 31, 1998 and for the year ended March 31, 1997 in conformity with accounting principles generally accepted in Hong Kong (which do not differ in any material reports from accounting principles generally accepted in the United States of America - see note 2).







/s/ Deloitte Touche Tohmatsu

    Hong Kong
    April 23, 1998

                             VALENCE TECHNOLOGY INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT


                                                                   Ten months ended              Year ended
                                                                   January 31, 1998            March 31, 1997
                                                                   ----------------            --------------
                                                                          HK$                         HK$
Sales ................................................                248,252,006                 148,473,770

Cost of sales ........................................                196,581,758                 124,001,023
                                                                     ------------                ------------
Gross profit .........................................                 51,670,248                  24,472,747

Selling, general and administrative expenses .........                 51,353,821                  25,928,040
                                                                     ------------                ------------
Operating profit (loss) ..............................                    316,427                  (1,455,293)
Interest expense .....................................                 (4,169,277)                 (2,946,233)
Interest income ......................................                     86,522                      41,461
Foreign exchange gain (loss), net ....................                    380,461                    (309,503)
Other income .........................................                     52,340                      43,835
                                                                     ------------                ------------
Loss before income taxes .............................                 (3,333,527)                 (4,625,733)
Income taxes (Note 4) ................................                 (1,400,000)                       (616)
                                                                     ------------                ------------
Net loss for the period ..............................                 (4,733,527)                 (4,626,349)
Deficit, beginning of period .........................                (14,463,720)                 (9,837,371)
                                                                     ------------                ------------
Deficit, end of period ...............................                (19,197,247)                (14,463,720)
                                                                     ------------                ------------




                 See notes to consolidated financial statements

                             VALENCE TECHNOLOGY INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                     January 31, 1998             March 31, 1997
                                                                     ----------------             --------------
                                                                           HK$                         HK$
                                     ASSETS
Current assets:
  Cash and cash equivalents ...........................                 17,669,109                   1,831,604
  Accounts receivable, net of allowance for doubtful
    accounts of HK$5,018,895 at January 31, 1998 and
    HK$1,856,427 at March 31, 1997 ....................                 27,702,150                  23,933,633
  Prepaid expenses and other current assets ...........                  3,508,928                   2,732,925
  Amounts due from a related company (Note 7) .........                         --                     111,543
  Inventories (Note 5) ................................                 51,396,345                  39,699,504
                                                                      ------------                ------------
            Total current assets ......................                100,276,532                  68,309,209

Property and equipment, net (Note 6) ..................                  8,814,627                   7,819,146
License right, at cost less accumulated amortization
  at January 31, 1998 of HK$48,750 (Note 7) ...........                  2,291,250                          --
                                                                      ------------                ------------
            Total assets ..............................                111,382,409                  76,128,355
                                                                      ------------                ------------

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Short-term bank borrowings ..........................                    105,280                  30,379,977
  Accounts payable and accrued expenses ...............                 66,171,549                  35,480,079
  Amounts due to related companies (Note 7) ...........                 55,402,211                  17,081,403
  Income taxes payable ................................                  1,400,616                         616
                                                                      ------------                ------------
            Total current liabilities .................                123,079,656                  82,942,075

Minority interests ....................................                         --                     150,000

Shareholders' deficit:
Share capital
  Authorized, 20,000,000 (1997: 17,500,000) shares
     of US$0.13 each (1997: HK$1 each);
  Issued and outstanding, 7,500,000 shares
     (1997: 7,500,000 shares) .........................                  7,500,000                   7,500,000
Deficit ...............................................                (19,197,247)                (14,463,720)
                                                                      ------------                ------------
Total shareholders' deficit ...........................                (11,697,247)                 (6,963,720)
                                                                      ------------                ------------
            Total liabilities and shareholders' deficit                111,382,409                  76,128,355
                                                                      ------------                ------------




                 See notes to consolidated financial statements

                             VALENCE TECHNOLOGY INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        Ten months ended             Year ended
                                                                        January 31, 1998            March 31, 1997
                                                                        ----------------            --------------
                                                                              HK$                        HK$
Operating activities:
  Net loss ................................................                (4,733,527)                (4,626,349)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
  Depreciation ............................................                 2,195,602                  2,139,502
  Provision for doubtful accounts .........................                 3,457,308                  1,856,428
  Loss on disposals of property and equipment .............                    14,387                         --
  Amortization of license right ...........................                    48,750                         --
  Changes in operating assets and liabilities:
    Inventories ...........................................               (11,696,841)               (26,699,682)
    Accounts receivable ...................................                (7,225,825)               (19,069,241)
    Prepaid expenses and other current assets .............                  (776,003)                (1,867,760)
    Amounts due from a related company ....................                   111,543                   (111,543)
    Accounts payable and accrued expenses .................                30,691,470                 27,085,322
    Income taxes payable ..................................                 1,400,000                        616
                                                                          -----------                -----------
  Net cash provided by (used in) operating activities .....                13,486,864                (21,292,707)
                                                                          -----------                -----------
Investing activities:
  Purchase of property and equipment ......................                (3,205,470)                (1,508,418)
  Purchase of minority interests ..........................                  (150,000)                        --
                                                                          -----------                -----------
Net cash used in investing activities .....................                (3,355,470)                (1,508,418)
                                                                          -----------                -----------
Financing activities:
  Advance from a shareholder ..............................                29,625,000                         --
  Advance from a related company ..........................                15,025,656                         --
  Repayment of advance from a former shareholder ..........                (4,669,848)                  (916,765)
  Repayment of advance from a related company .............                (4,000,000)                        --
  (Decrease) increase in short-term bank borrowings .......               (30,274,697)                25,175,625
                                                                          -----------                -----------
Net cash provided by financing activities .................                 5,706,111                 24,258,860
                                                                          -----------                -----------
Net increase in cash and cash equivalents .................                15,837,505                  1,457,735

Cash and cash equivalents at beginning of period ..........                 1,831,604                    373,869
                                                                          -----------                -----------
Cash and cash equivalents at end of period ................                17,669,109                  1,831,604
                                                                          -----------                -----------
Cash paid during the period for:
  Interest ................................................                 4,169,277                  2,946,233
  Income taxes ............................................                        --                         --
                                                                          -----------                -----------



                 See notes to consolidated financial statements

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.          ORGANIZATION AND CORPORATE AFFILIATION

            Valence Technology Inc. ("the Company") is a private limited company incorporated in British Virgin Islands. At January 31, 1998, the Company had the following subsidiaries, all of which are wholly-owned:


            Name of subsidiary                                        Place of incorporation
            ASP Microelectronics Limited ("ASP")                           Hong Kong
            LEC Electronics Limited                                        Hong Kong
            LEC Electronic Components Limited ("LEC")                      Hong Kong
            LEC Microelectronics Limited                                   Hong Kong
            Valence Semiconductor Design Limited ("VSD")                   Hong Kong
            VSD Electronics (Huiyang) Limited                              Other region of the
                                                                           People's Republic of
                                                                           China ("PRC")
            VSD Electronics Limited                                        Hong Kong


            On May 22, 1997, the Company acquired for cash of HK$150,000 the 10% interest in LEC held by the minority shareholders. No goodwill arose on the acquisition.

            The Company is positioning itself to become a leading supplier of multimedia and consumer electronic components and finished products in Asia, in particular the PRC. The Company's business activities are carried out principally by three entities namely:

            O VSD, which develops, manufactures (through outsourcing) and markets application specific integrated circuits for ASP and other consumer electronic product manufacturers;

            O ASP, which develops and markets its own brand of consumer and multimedia electronic components (e.g. VCD-related products) by using VSD's design libraries; and

            O LEC, which markets and distributes international brand multimedia and electronic components.

            The Company has offices in Hong Kong, Shenzhen, Shanghai and Chengdu, in the PRC. All administrative functions and research and development are performed in the Hong Kong and Shenzhen offices. The Company also leases warehousing facilities in Hong Kong, Wuhan, Shanghai, Huiyang and Changchun.

            In March 1997, North 22 Capital Partners 2 Inc., a company incorporated in British Virgin Islands acquired a 70% stake in the Company from Legend Holdings Limited, a company incorporated in Hong Kong and sold 15% to management reducing its interest to 55%. On March 2, 1998, SRS Labs, Inc., a United States corporation, completed the acquisition of all of the Company's outstanding shares.

                             VALENCE TECHNOLOGY INC.


2.          BASIS OF PREPARATION OF FINANCIAL STATEMENTS

            The financial statements have been prepared in accordance with accounting principles generally accepted in Hong Kong ("HK GAAP"). The financial statements include certain additional disclosures required under accounting principles generally accepted in the United States of America ("US GAAP"). For the year ended March 31, 1997 and for the ten months ended January 31, 1998, there were no significant differences between the net assets and results of the Company in the financial statements prepared under US GAAP and HK GAAP.

            The Company and its subsidiaries have been operating at a loss since incorporation and currently principally rely on advances and loans provided by its existing and former shareholders. The Company's new owner, SRS Lab Inc, has given an undertaking to provide adequate funds for the Company and its subsidiaries to meet their liabilities as they fall due.


3.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            The principal accounting policies which have been adopted in preparing these financial statements and which conform with accounting principles generally accepted in Hong Kong are as follows:

            Basis of consolidation - The consolidated financial statements incorporate the financial statements of the Company and all its subsidiaries. All significant intercompany transactions and balances have been eliminated on consolidation.

            Revenue recognition - The Company and its subsidiaries recognize revenue from the sales of products at the time products are shipped and title has passed. Income from the provision of design services is recognized when services are provided.

            Property and equipment - Property and equipment are stated at cost less depreciation. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditure incurred after the property has been put into operation, such as repairs and maintenance and overhaul costs, is normally charged to the statement of operations in the period in which it is incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the property, the expenditure is capitalized as an additional cost of the property. When assets are sold or retired, their cost and accumulated depreciation are eliminated from the financial statements and any gain or loss resulting from their disposal is included in the statement of operations.

            Depreciation is provided to write off the cost of property and equipment over their estimated useful lives using the straight line method, at 20% per annum.

                             VALENCE TECHNOLOGY INC.


3.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

            Inventories - Inventories are stated at the lower of cost and net realizable value. Cost, which comprises material costs and, where applicable, subcontracting costs and these overheads that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average method. Net realizable value represents the estimated selling price less all further costs to completion and costs to be incurred in selling and distribution.

            Operating leases - Rentals payable under operating leases are charged to the statement of operations on a straight line basis over the lease terms.

            Foreign currency transactions - Transactions in foreign currencies are translated at the rates ruling on the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are re-translated at the rates ruling on the balance sheet date. Gains and losses arising on exchange are recognized in the statements of operations.

            Income taxes - The charge for taxation is based on the results for the period as adjusted for items which are non-assessable or disallowed. Deferred income taxes include effects of temporary differences arising from the recognition for tax purposes of certain items of income and expense in a different accounting period from that in which they are recognized in the financial statements.

            Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from these estimates.


4.          INCOME TAXES

            Income is subject to taxation in the various countries in which the Company and its subsidiaries operate. The Company is not taxed in the British Virgin Islands where it is incorporated. The Company and its subsidiaries are each taxed separately.

            The provision for income taxes represents Hong Kong profits tax calculated at the Hong Kong statutory rate of 16.5% of the estimated assessable profit of a subsidiary.

            Certain subsidiaries have operating loss carry forwards for income tax purposes which may be available to reduce future taxable income earned by the same legal entity. At January 31, 1998, the Company and its subsidiaries had loss carry forwards in Hong Kong amounting to approximately HK$30,076,000 which are available for carry forward indefinitely. The Company has established a valuation allowance for the full amount of these tax losses.

                             VALENCE TECHNOLOGY INC.


5.          INVENTORIES

                                        January 31, 1998           March 31, 1997
                                        ----------------           --------------
                                               HK$                     HK$
            Raw materials ............      1,746,255                       --
            Work in progress .........      1,692,360                       --
            Finished goods ...........     47,957,730               39,699,505
                                           ----------               ----------
                                           51,396,345               39,699,505
                                           ----------               ----------


6.          PROPERTY AND EQUIPMENT

            Property and equipment consists of the following:


                                                       January 31, 1998           March 31, 1997
                                                       ----------------           --------------
                                                              HK$                        HK$
            At cost:
            Leasehold improvements .......                 1,783,148                  1,690,351
            Office equipment .............                 1,305,076                    596,809
            Computer equipment ...........                10,214,840                  8,469,631
            Furniture and fixtures .......                   627,973                    364,354
            Motor vehicles ...............                   720,078                    350,702
                                                         -----------                -----------
            Total ........................                14,651,115                 11,471,847
            Less: Accumulated depreciation                (5,836,488)                (3,652,701)
                                                         -----------                -----------
            Net book value ...............                 8,814,627                  7,819,146
                                                         -----------                -----------

                             VALENCE TECHNOLOGY INC.



7.          RELATED PARTY TRANSACTIONS AND BALANCES

            The Company had the following significant transactions with related parties during the period:


                                                                                              Ten months              Year ended
                                                                                            ended January 31           March 31,
                                                                                                 1998                    1997
                                                                                               ---------               ---------
                                                                                                  HK$                     HK$
            Interest expense on advances from Legend Holdings
              Limited, former shareholder ......................................               1,559,697               1,747,286
            Interest expense on loan from North 22 Capital
              Partners 2 Inc., shareholder .....................................                 983,958                      --
            Interest expense on loan from North 22 Nominees Limited,
              an affiliated company of North 22 Capital Partners 2 Inc. ........                 331,797                      --

            In the ten-month period ended January 31, 1998, Creative Technologies Limited, a former subsidiary of North 22 Capital Partners 2 Inc., made available to the Company trade finance banking facilities to finance purchases of raw materials and components. The Company was charged a handling fee amounting to HK$138,735.

            The amounts due to and from related companies at the end of each period were as follows:


                                                                               January 31, 1998          March 31, 1997
                                                                               ----------------          --------------
                                                                                    HK$                        HK$
            Amounts due from:

            Legend Holdings Limited ...............................                       --                  111,543
                                                                                  ----------               ----------
            Amounts due to:

            North 22 Nominees Limited, loan bearing interest at
              4% over prime lending rate ..........................               11,625,000                       --
            North 22 Capital Partners 2 Inc., loan bearing interest
              at prime lending rate ...............................               18,000,000                       --
            Creative Technologies Limited .........................               11,025,656                       --
            Legend Holdings Limited, bearing interest at 0.5%
              over prime lending rate .............................               12,411,555               17,081,403
            SRS Labs, Inc. (see note 1), non-interest bearing .....                2,340,000                       --
                                                                                  ----------               ----------
                                                                                  55,402,211               17,081,403
                                                                                  ----------               ----------

            The above amounts are unsecured and are repayable on demand.

            On December 31, 1997, a subsidiary of the Company entered into an agreement with SRS Labs, Inc. to license the use of patents and trademarks owned by SRS Labs, Inc. for a period of four years from December 31, 1997, subject to extension for additional one year periods. The subsidiary paid a license fee of US$300,000 (HK$2,340,000) and is required to pay royalties at the rate of 20% of the gross profits, as defined, from the sale of licensed chips to non-related parties and a royalty of US$0.50, or the prevailing market rate as agreed by the parties, for each licensed chip sold to parties related to SRS Labs, Inc. through common ownership interests.

                             VALENCE TECHNOLOGY INC.


8.          CAPITAL AND STOCK OPTIONS

            Capital:

            On November 5, 1997, the authorized share capital of the Company was increased to HK$17,500,000 divided into 17,500,000 ordinary shares of HK$1 each and on December 4, 1997, the authorized share capital of the Company was changed to US$2,600,000 divided into 20,000,000 ordinary shares of US$0.13 each.

            Stock options:

            On October 17, 1997, the Company granted options to North 22 Nominees Limited as a condition for that company granting a loan of HK$11,625,000 to the Company. Under the agreement the Company granted North 22 Nominees Limited options to purchase a total of 450,000 common shares, par value HK$1 each, of the Company at an initial exercise price of HK$25.80 per share, subject to adjustment in defined circumstances. The options may be exercised in part or in total at any time from October 17, 1997 until October 17, 1999. On March 2, 1998, such option arrangements were canceled by both parties.


9.          COMMITMENTS AND CONTINGENCIES

            (a)         Operating leases:

                        At the balance sheet dates, the Group had commitments payable within the next year under noncancelable operating leases in respect of rented facilities as follows:

                                                                        January 31, 1998        March 31, 1997
                                                                        ----------------        --------------
                                                                               HK$                     HK$
                        Operating leases which expire:

                        Within one year .....................               1,677,150                 625,832
                        In the second to fifth year inclusive               1,758,602               2,768,532
                        Over five years .....................                      --                  82,312
                                                                            ---------               ---------
                                                                            3,435,752               3,476,676
                                                                            ---------               ---------

                        At January 31, 1998, the Company and its subsidiaries were obligated under operating leases requiring minimum rentals as follows:


                        Year ending January 31                                       HK$
                        1999 ......................................               3,435,752
                        2000 ......................................               1,758,600
                        2001 ......................................               1,478,360
                        2002 ......................................                  89,616

                             VALENCE TECHNOLOGY INC.


9.          COMMITMENTS AND CONTINGENCIES - continued

            (b)         Capital expenditure:

                        At January 31, 1998, the Company was obligated to contribute capital of HK$3 million to its subsidiary incorporated in the People's Republic of China.

            (c)         Long service payments:

                        At January 31, 1998, the Group was contingently obligated to compensate its employees who have completed the required number of years of service under the Hong Kong Employment Ordinance to be eligible for long service payments on termination of their employment. The aggregate amount, if payable in full on termination of services with all such eligible employees, is estimated to be HK$1,090,000. The Company does not expect that such a payment will be paid.


--------------------------------------------------------------------------------